THIS LOAN AGREEMENT made the 2nd day of November, 2009

BETWEEN:

VOICE MOBILITY INTERNATIONAL, INC.,

VOICE MOBILITY INC. AND VOICE MOBILITY (US) INC.

4190 Lougheed Highway, Suite 100
Burnaby, BC V5C 6A8

(collectively the "Corporations")

AND:

RANDY BUCHAMER

4275 Canterbury Crescent
North Vancouver, BC V7R 3N4

("the Holder")

WHEREAS:

A. In February and March of 2009, the Holder loaned Voice Mobility Inc. and Voice Mobility International, Inc. total aggregate funds of $150,000.00 (the "Loans") for their operating expenses.

B. As security on the Loans, Voice Mobility Inc. and Voice Mobility International, Inc. gave the Holder a Promissory Note dated February 16, 2009 for $35,000.00 and a Promissory Note dated March 31, 2009 for $115,000.00 (collectively the "Promissory Notes").

C. The Holder has demanded repayment of the Loans and invoked the demand terms of the Promissory Notes.

D. The Parties have agreed to terms for the repayment of the Loans and wish to confirm these terms in writing in this agreement (the "Loan Agreement").

E. As further security, Voice Mobility (US) Inc. has agreed to guarantee Voice Mobility Inc.'s and Voice Mobility International, Inc.'s repayment obligations under this Loan Agreement.

ARTICLE 1
INTERPRETATION

Section 1.1 Defined Terms.

Capitalized terms used in this Agreement and not otherwise defined have the meanings given to them in Schedule 1.1, unless there is something in the subject matter or context inconsistent therewith.

Section 1.2 Headings, etc.

The division of this Agreement into Articles and Sections and the insertion of headings are for convenient reference only and do not affect its interpretation.

Section 1.3 Gender and Number.

Any reference in this Agreement to gender includes all genders. Words importing the singular number also include the plural and *vice versa*.

Section 1.4 Currency.

All references in this Agreement to dollars or to "$" are expressed in Canadian currency unless otherwise specifically indicated.

Section 1.5 Numerical Expressions.

Numerical expressions in this Agreement follow the international convention whereby a comma (,) separates the thousands and a full stop (.) separates the decimals.

Section 1.6 Certain Phrases.

In this Agreement, (i) the words "**including**", "**includes**" and "**include**" mean "**including (or includes or include) without limitation**", and (ii) the words "**the aggregate of**", "**the total of**", "**the sum of**", or a phrase of similar meaning means "**the aggregate (or total or sum), without duplication, of**". The expressions "**Article**", "**Section**" and other subdivision followed by a number mean and refer to the specified Article, Section or other subdivision of the Agreement. In the computation of periods of time from a specified date to a later specified date, unless otherwise expressly stated, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

Section 1.7 Schedules.

The schedules attached to this Agreement form an integral part of it for all purposes of it.

Section 1.8 Accounting Terms.

All accounting terms not specifically defined in this Agreement shall be interpreted in accordance with GAAP.

ARTICLE 2
PRINCIPAL SUM

Section 2.1 Principal Sum.

The Corporations acknowledge that the Holder has loaned Voice Mobility Inc. and Voice Mobility International, Inc. an aggregate of $150,000, which sum is evidenced by the Promissory Notes.

For value received, the Corporations having their head offices at Burnaby, British Columbia Canada shall pay to the order of the Holder the principal sum of ONE HUNDRED AND FIFTY THOUSAND DOLLARS ($150,000) in lawful money of Canada at the address office of the Holder at 4275 Canterbury Crescent, North Vancouver, British Columbia or such other place as the Holder may designate as follows:

(i) $25,000 on November 2, 2009;

(ii) $62,500 on March 31, 2010; and

(iii) $62,500 on July 31, 2010.

Section 2.2 Interest.

The principal sum outstanding from time to time shall bear interest both before and after maturity, default and judgment in full at the rate equal to the HSBC Prime Rate plus 4% per annum, compounded annually, with interest payable on the date of repayment as follows:

(i) as to $35,000 of the principal amount from and including February 16, 2009 to the date of repayment; and

(ii) as to $115,000 of the principal amount from and including March 31, 2009 to the date of repayment.

Section 2.3 Prepayments.

The principal amount, with accrued interest thereon, may be prepaid in whole or in part at anytime without notice, bonus or penalty.

ARTICLE 3
SECURITY

Section 3.1 Charge.

(1) In consideration of the sum of ten dollars ($10.00) now paid to it by the Holder (receipt of which is acknowledged), and to secure the due payment of the principal, interest and all other moneys from time to time owing upon the security of this Agreement, and the performance by the Corporations of all the obligations, but subject to the exceptions set forth in Section 3.2, the Corporations mortgage and charge, as and by way of a floating charge, pledges, assigns, hypothecates and grants a security interest in, the whole of the undertaking of the Corporations and all of the property and assets in which the Corporations now have or hereafter acquire any interest, real and personal, movable and immovable, tangible and intangible, of every nature and kind whatsoever, including, without limitation, all of the Corporations' present and after-acquired personal property, wheresoever situate, both present and future, and all of the Corporations' cash and accounts.

(2) The Corporations and the Holder acknowledge that (i) value has been given, (ii) the Corporations have rights in the Mortgaged Property (other than after-acquired property), (iii) they have not agreed to postpone the time of attachment of the Security Interest (as defined below), and (iv) the Corporations have received a duplicate original copy of this Agreement.

Section 3.2 Exceptions as to Leases.

The Security Interest shall not extend or apply to the last day of the term of any lease or sublease or any agreement for a lease or sublease now held or hereafter acquired by the Corporations in respect of real property located in Canada, but the Corporations shall stand possessed of any such last day upon trust to assign and dispose of it as the Holder may direct. Where the giving of a mortgage, charge and pledge or security interest on any real or personal property held by the Corporations under lease requires the consent of the lessor, the giving of the Security Interest on such property shall not take effect until such consent is obtained or legally dispensed with but the suspension of the effect of the Security Interest on such property shall not affect the Security Interest on any other property of the Corporations.

Section 3.3 Charge Valid Irrespective of Advance of Money.

The mortgages, charges, pledges and security interests hereby created (collectively, the "**Security Interest**") shall have effect and be deemed to be effective whether or not the monies or obligations hereby secured or any part thereof shall be advanced or owing or in existence before or after or upon the date of this Agreement and neither the giving of this Agreement nor any advance of funds shall oblige the Holder to advance any funds or any additional funds.

Section 3.4 Supplemental Indentures.

The Corporations shall from time to time on demand by the Holder execute and deliver such further deeds or supplemental indentures, which shall thereafter form part hereof, for the purpose of mortgaging, charging as and by way of a fixed charge, pledging or securing in favour of the Holder any Mortgaged Property, the description of the Mortgaged Property, for correcting or amplifying the description of any Mortgaged Property or for any other purpose not inconsistent with the terms of this Agreement.

Section 3.5 Guarantee

Voice Mobility (US) Inc. hereby agrees to guarantee the payment obligations of Voice Mobility Inc. and Voice Mobility International, Inc. under this Loan Agreement. In this regard, in the event of a Default, as defined in Article 5 herein, the Holder may make a demand on Voice Mobility (US) Inc. for the repayment. In the event that Voice Mobility (US) Inc. fails or refuses to make such repayment within 10 days of such demand, the Holder may execute on or attach to the Security Interest as it relates to Voice Mobility (US) Inc.

Section 3.6 Continuing Security.

Notwithstanding the principal sum expressed to be payable under this Agreement or the stipulated rate of interest, this Agreement and any other security given with the Holder's consent in replacement thereof, substitution therefor or in addition thereto shall be held by the Holder as general and continuing security for due payment and performance of all obligations hereunder, including all costs and amounts payable pursuant to this Agreement.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

Section 4.1 Representations and Warranties.

The Corporations represent and warrant as to those matters set forth in Schedule 4.1 and acknowledge and confirm that the Holder is relying upon such representations and warranties in connection with the entering into this Agreement.

Section 4.2 Survival of Representations and Warranties.

The representations and warranties in this Agreement shall not merge in or be prejudiced by and shall survive any advance and shall continue in full force and effect so long as any amounts are owing by the Corporations to the Holder.

ARTICLE 5
EVENTS OF DEFAULT

Section 5.1 Events of Default.

The occurrence of any of the following events shall constitute an "Event of Default" under this Agreement:

(a) if the Corporations, or any of them, fail to pay any principal, interest or other amounts payable under this Agreement when such amounts become due and payable and such failure remains unremedied for 10 days;

(b) if any representation or warranty made or deemed to be made by the Corporations, or any of them, in this Agreement is found to be false or incorrect in any way so as to make it materially misleading when made or deemed to be made;

(c) if the Corporations, or any of them, fail to perform, observe or comply with any other term, covenant or agreement contained in this Agreement; and, if the circumstances giving rise to such failure are capable of modification or rectification (such that, thereafter the covenant would be observed or performed), the failure remains uncorrected for a period of 10 days following the earlier of (x) the date on which the Holder provides notice to the Corporations of such failure; and (y) the date on which the Corporations become aware of any such failure; and

(d) if the Corporations, or any of them, (i) become insolvent or generally not able to pay their debts as they become due, (ii) admit in writing their inability to pay their debts generally or make a general assignment for the benefit of creditors, (iii) institute or have instituted against any of them any proceeding seeking (x) to adjudicate it a bankrupt or insolvent, (y) liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of any of their debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors including any plan of compromise or arrangement or other corporate proceeding involving or affecting its creditors, or (z) the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its properties and assets, and in the case of any such proceeding instituted against it (but not instituted by it), either the proceeding remains undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its properties

and assets) occurs, or (iv) take any corporate action to authorize any of the above actions.

Section 5.2 Consequences of an Event of Default.

Upon the occurrence of any Event of Default, any principal, interest or other amounts payable under this Agreement shall at the option of the Holder become forthwith due and payable.

ARTICLE 6
MISCELLANEOUS

Section 6.1 Notice.

Any notice, direction or other communication (each a "Notice") given regarding the matters contemplated by this Agreement must be in writing, sent by personal delivery, courier or facsimile (but not by electronic mail) and addressed:

To the Holder at:

4275 Canterbury Crescent
North Vancouver, BC V7R 3N4
Attention: Randy Buchamer
Telephone: 604 985 8316
Facsimile: N/A

To the Corporation:

4190 Lougheed Highway, Suite 100
Burnaby, BC V5C 6A8
Attention: William Krebs
Telephone: 604 482 0000
Facsimile: 866 779 5577

With a copy, which shall not constitute notice, to:

Clark & Wilson LLP
Barristers and Solicitors
800-885 West Georgia Street
Vancouver, BC V6C 3H1
Attention: Virgil Z. Hlus
Telephone: 604 891 7707
Facsimile: 604 687 6314

A Notice is deemed to be delivered and received (i) if sent by personal delivery, on the date of delivery if it is a Business Day and the delivery was made prior to 4:00 p.m. (local time in place of receipt) and otherwise on the next Business Day; (ii) if

sent by same-day service courier, on the date of delivery if sent on a Business Day and delivery was made prior to 4:00 p.m. (local time in place of receipt) and otherwise on the next Business Day; (iii) if sent by overnight courier, on the next Business Day; or (iv) if sent by facsimile, on the Business Day following the date of confirmation of transmission by the originating facsimile. A Party may change its address for service from time to time by providing a Notice in accordance with the foregoing. Any subsequent Notice must be sent to the Party at its changed address. Any element of a Party's address that is not specifically changed in a Notice will be assumed not to be changed.

Section 6.2 Time of the Essence.

Time shall be of the essence of this Agreement.

Section 6.3 Third Party Beneficiaries.

The Parties intend that this Agreement will not benefit or create any right or cause of action in favour of any Person, other than the Parties. No Person, other than the Parties, is entitled to rely on the provisions of this Agreement in any action, suit, proceeding, hearing or other forum. The Parties reserve their right to vary or rescind the rights at any time and in any way whatsoever, if any, granted by or under this Agreement to any Person who is not a Party, without notice to or consent of that Person.

Section 6.4 No Agency or Partnership.

Nothing contained in this Agreement makes or constitutes any Party, or any of its directors, officers or employees, the representative, agent, principal, partner, joint venturer, employer, employee of any other Party. It is understood that no Party has the capacity to make commitments of any kind or incur obligations or liabilities binding upon any other Party.

Section 6.5 Expenses.

Except as otherwise expressly provided in this Agreement, each Party will pay for its own costs and expenses incurred in connection with this Agreement and the transactions contemplated by it. The fees and expenses referred to in this Section are those which are incurred in connection with the negotiation, preparation, execution and performance of this Agreement, and the transactions contemplated by this Agreement, including the fees and expenses of legal counsel, investment advisers and accountants.

Section 6.6 Amendments.

This Agreement may only be amended, supplemented or otherwise modified by written agreement signed by all of the Parties.

Section 6.7 Waiver.

(1) No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision (whether or not similar). No waiver will be binding unless executed in writing by the Party to be bound by the waiver. A Party's failure or delay in exercising any right under this Agreement will not operate as a waiver of that right. A single or partial exercise of any right will not preclude a Party from any other or further exercise of that right or the exercise of any other right.

(2) If a Party waives compliance with any of the conditions, obligations or covenants contained in this Agreement, the waiver will be without prejudice to any of its rights of termination in the event of non-fulfilment, non-observance or non-performance of any other condition, obligation or covenant in whole or in part.

Section 6.8 Entire Agreement.

This Agreement constitutes the entire agreement between the Parties with respect to the transactions contemplated by this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties, including each of the Promissory Notes. The Parties acknowledge and agree that the Promissory Notes are of no further force or effect. There are no representations, warranties, covenants, conditions or other agreements, express or implied, collateral, statutory or otherwise, between the Parties in connection with the subject matter of this Agreement, except as specifically set forth in this Agreement. The Parties have not relied and are not relying on any other information, discussion or understanding in entering into and completing the transactions contemplated by this Agreement.

Section 6.9 Successors and Assigns.

(1) This Agreement becomes effective only when executed by all of the Parties. After that time, it is binding on and enures to the benefit of the Parties and their respective heirs, administrators, executors, legal personal representatives, successors and permitted assigns.

(2) Except as otherwise provided in this Agreement, neither this Agreement nor any of the rights or obligations under this Agreement are assignable or transferable by the Corporations without the prior written consent of the Holder, nor by the Holder without the prior written consent of the Corporations.

Section 6.10 Further Assurances.

The Parties agree to execute and deliver such further and other papers and do and perform and cause to be done and performed, such further and other acts and

things that may be necessary or desirable in order to give full effect to this Agreement and every part thereof.

Section 6.11 Severability.

If any provision of this Agreement is determined to be illegal, invalid or unenforceable, by an arbitrator or any court of competent jurisdiction from which no appeal exists or is taken, that provision will be severed from this Agreement and the remaining provisions will remain in full force and effect.

Section 6.12 Governing Law.

This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

Section 6.13 Counterparts.

This Agreement may be executed in any number of counterparts (including counterparts by facsimile) and all such counterparts taken together will be deemed to constitute one and the same instrument. The Party sending the facsimile transmission will also deliver the original signed counterpart to the other Party, however, failure to deliver the original signed counterpart shall not invalidate this Agreement

Section 6.14 Non-Merger.

Except as otherwise expressly provided in this Agreement, the covenants, representations and warranties shall not merge on and shall survive the Closing. Notwithstanding the Closing or any investigation made by or on behalf of any Party, the covenants, representations and warranties shall continue in full force and effect. Closing shall not prejudice any right of one Party against any other Party in respect of anything done or omitted under this Agreement or in respect of any right to damages or other remedies.

The remainder of this page has been intentionally left blank.

IN WITNESS WHEREOF the parties have executed this Agreement.

VOICE MOBILITY INTERNATIONAL, INC.

By: ______________________
Authorized Signing Officer

By: ______________________
Authorized Signing Officer

VOICE MOBILITY INC.

By: ______________________
Authorized Signing Officer

By: ______________________
Authorized Signing Officer

VOICE MOBILITY (US) INC.

By: ______________________
Authorized Signing Officer

By: ______________________
Authorized Signing Officer

SIGNED, SEALED and DELIVERED by RANDY BUCHAMER in the presence of:

L Buchamer
Signature

LESLIE BUCHAMER
Print Name

4275 CANTERBURY CR.
Address
N. VAN BC.

HOMEMAKER
Occupation

____
RANDY BUCHAMER

GENERAL/00E04.001/429083.1

SCHEDULE 1.1
DEFINED TERMS

"Agreement" means this loan agreement between the Corporation and the Holder.

"Business Day" means any day of the year, other than a Saturday, a Sunday or any day on which banks are required or authorized to close in Vancouver, British Columbia or Brussels, Belgium.

"Closing" means the purchase and sale of the loan contemplated herein on the date hereof.

"Event of Default" has the meaning specified in Section 5.1.

"GAAP" means, at any time, accounting principles generally accepted in Canada as recommended in the Handbook of the Canadian Institute of Chartered Accountants at the relevant time applied on a consistent basis.

"Mortgaged Property" means all property and assets of the Corporation subjected to the charge under Section 3.1.

"Party" means a party to this Agreement and any other Person who may become a party to this Agreement.

"Person" means a natural person, partnership, limited partnership, limited liability partnership, limited liability company, unlimited liability company, corporation, joint stock company, trust, unincorporated association, joint venture or other entity or governmental entity, and pronouns have a similarly extended meaning.

SCHEDULE 4.1
REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

Corporate Matters

1. The Corporation and its subsidiaries are corporations duly incorporated, organized and validly existing under the Laws of their jurisdictions of incorporation and each has the requisite corporate power and authority to own and operate its property, carry on its business and enter into and perform their obligations under this Agreement, and none of them is in violation of their constating documents or by-laws.

2. The execution and delivery of, and performance by the Corporation of this Agreement has been duly authorized by all necessary corporate action on the part of the Corporation.

3. The execution and delivery of and performance by the Corporation of this Agreement does not and will not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition) constitute or result in a violation or breach of, or conflict with, or allow any Person to exercise any rights under, any of the terms or provisions of their respective constating documents or by-laws.

4. This Agreement has been duly executed and delivered by the Corporation and constitutes a legal, valid and binding agreement enforceable against it in accordance with its terms, subject to any limitation under applicable laws relating to (i) bankruptcy, winding-up, insolvency, arrangement, fraudulent preference and conveyance, assignment and preference and other laws of general application affecting the enforcement of creditors' rights, and (ii) the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction.